UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 26, 2011

Date of Report (Date of earliest event reported)

NAVARRE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

7400 49th Avenue North,
Minneapolis, MN		55428
(Address of principal executive offices)		(Zip Code)

(763) 535-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 31, 2011, Navarre Corporation (the “Company”) entered into an amendment (the “Amendment”) to the agreement (the “Agreement”) dated February 11, 2011 between the Company and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (Q.P.), L. P., Becker Drapkin Partners, L. P., BD Partners II, L.P. and BC Advisors, LLC (collectively, the “Becker Drapkin Group”).

The Amendment amends the Agreement in the following respects: (i) the restrictions in the Agreement on certain actions of the Board of Directors and of the Becker Drapkin Group have been extended to the 2013 Annual Meeting of Shareholders; (ii) the standstill provisions of the Agreement have been extended until February 11, 2014; and (iii) the limit on the amount of Company Common Stock that may be acquired by the Becker Drapkin Group has been increased to 19.99%.

The full text of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to Exhibit 10.1.

ITEM 2.02 Results of Operations and Financial Condition.

On October 31, 2011, the Company issued a press release announcing its financial results for the period ending September 30, 2011 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Press Release discloses certain information that is not presented in accordance with United States generally accepted accounting principles (“GAAP”). The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Neither the information in this Item 2.02, nor the information in the Press Release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

The Press Release also announced the implementation of a restructuring plan which includes a workforce reduction and was approved by the Company’s Board of Directors on October 26, 2011. This restructuring is expected to be complete during the remainder of the Company’s 2012 fiscal year and is expected to increase operating efficiencies and generate annualized, pre-tax cost savings. The Company expects that cost savings will be achieved primarily by reducing layers of management and other personnel, outsourcing non-core business activities, and simplifying business structures and processes across the Company’s operations.

The Company indicated that its financial results for the fiscal 2012 third quarter, ending December 31, 2011, and fourth quarter, ending March 31, 2012, will include a pre-tax restructuring charge and other non-recurring expenses in the range of $8.5-$9.5 million. At this time, the Company is unable to determine an estimate with respect to each major type of cost associated with the restructuring plan and an estimate of the total amount expected to be incurred. The Company will file an amendment to this Current Report within four business days after it has determined such estimates.

This report contains forward-looking statements, including, but not limited to statements relating to actions under the Company’s restructuring plan; timing of the initiatives; and anticipated charges to be recorded. Actual results could differ materially from those described in the forward-looking statements due to, among other things, unanticipated expenditures in connection with the restructuring; costs and length of time applicable to certain initiatives; and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Form of Amendment dated October 31, 2011 to Settlement Agreement dated February 11, 2011, by and among

Navarre Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P.,

Becker Drapkin Partners (Q.P.), L. P., Becker Drapkin Partners, L. P., BD Partners II, L.P. and BC Advisors, LLC.

99.1	Press Release, dated October 31, 2011, issued by Navarre Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment dated October 31, 2011 to Settlement Agreement dated February 11, 2011, by and among Navarre Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (Q.P.), L. P., Becker Drapkin Partners, L. P., BD Partners II, L.P. and BC Advisors, LLC.

99.1	Press Release, dated October 31, 2011, issued by Navarre Corporation.